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                                                                      Exhibit 16

                             JOINT FILING AGREEMENT

                  Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed in one or more counterparts.

Dated:  January 17, 2006


                         PARDUS EUROPEAN SPECIAL OPPORTUNITIES MASTER FUND L.P.

                           By: Pardus Capital Management L.P., its Investment Manager

                           By:  Pardus Capital Management LLC, its general
                                partner


                           By: /s/ Karim Samii
                              --------------------------------------------------
                                Name:  Karim Samii
                                Title:  Sole Member


                         PARDUS CAPITAL MANAGEMENT L.P.

                           By:  Pardus Capital Management LLC, its general
                                partner


                           By: /s/ Karim Samii
                              --------------------------------------------------
                                Name:  Karim Samii
                                Title:  Sole Member


                         PARDUS CAPITAL MANAGEMENT LLC


                           By: /s/ Karim Samii
                              --------------------------------------------------
                                Name:  Karim Samii
                                Title:  Sole Member

                               /s/ Karim Samii
                              --------------------------------------------------
                              Karim Samii